EXHIBIT 10.1

THE SANDS REGENT

2004 EQUITY INCENTIVE PLAN

PREAMBLE

The Sands Regent adopts this Equity Incentive Plan to establish a linkage between the success of The Sands Regent, a Nevada Corporation (the “Company”) and the financial interests of those in a position to enhance that success through personal effort and performance. By this 2004 Equity Incentive Plan, the Company seeks to provide incentive and to fairly reward the outstanding performance of its Employees and its Board, leading to superior returns to the Stockholders of the Company. This Equity Incentive Plan is designed to provide flexibility to the Company to attract, motivate and retain those Employees and Board members who may directly and indirectly affect the financial and operational success of the Company.

ARTICLE 1

DEFINITIONS

1.1 Definitions. The following words and phrases shall have the following meanings:

(a) “Administrator” shall mean the entity that conducts the general administration of the Plan (including the grant of Awards) as provided herein. With reference to the administration of the Plan with respect to an Award granted or to be granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to an Award granted or to be granted to Employees or Consultants, the term “Administrator” shall refer to the Committee, unless and to the extent (a) the Board has assumed the authority for administration of all or any part of the Plan as permitted in Section 11.1 or (b) the Committee has delegated the authority for administration of all or part of the Plan as permitted by Section 11.5, in which case the term “Administrator” shall refer to the Board or such subcommittee to which authority has been so delegated, as applicable.

(b) “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Deferred Stock award, a Restricted Stock Unit award, a Stock Payment award, an Other Stock-Based Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time.

(e) “Cause” shall have the meaning assigned to such term in any employment agreement between the Participant and the Company which is in effect on the date of grant. If there is no employment agreement in effect between the Participant and the Company on the date of grant (or if such agreement does not define the term “cause”), the term “Cause” shall have the meaning assigned to it from time to time by the Administrator.

(f) “Change of Control” means and includes each of the following:

(1) The acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 25% or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(A) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(B) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(C) an acquisition of voting securities pursuant to a transaction described in clause (3) below that would not be a Change of Control under clause (3);

Notwithstanding the foregoing, neither of the following events shall constitute an “acquisition” by any person or group for purposes of this subsection (f): an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 25% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 25% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

(2) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board, together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (1) or (3) of this subsection (f)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(3) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction

(A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and,

(B) after which no person or group beneficially owns voting securities representing 25% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 25% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(4) The Company’s stockholders approve a liquidation or dissolution of the Company.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the committee of the Board described in Article 11.

(i) “Consultant” means any consultant or adviser if:

(1) The consultant or adviser renders bona fide services to the Company;

(2) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(3) The consultant or adviser is a natural person (or permitted wholly-owned corporate alter ego) who has contracted directly with the Company to render such services.

(j) “Covered Employee” means an Employee who is, or reasonably is expected could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(k) “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 7.

(l) “Disability” means, for purposes of this Plan, that the Participant is unable, due to illness or accidental injury, to perform the functions of the Participant’s job for a period of at least sixty (60) days, consecutively.

(m) “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on such date determined by such methods or procedures as may be established from time to time by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value of a share of Stock as of any date shall be the closing price for a share of Stock as reported on the Nasdaq Stock Market (or on any national securities exchange on which the Stock is then listed) for such date or, if no such price is reported for that date, the closing price on the next preceding date for which such price is reported.

(p) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(q) “Independent Director” means a member of the Board who is not an Employee of the Company or any affiliate of the Company.

(r) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(s) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(t) “Option” means a right granted to a Participant pursuant to Article 4 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(u) “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Article 7 of the Plan.

(v) “Participant” means a person who, as an Independent Director, Consultant or Employee, has been granted an Award pursuant to the Plan.

(w) “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 5 and 7, but which is subject to the terms and conditions set forth in Article 8. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(x) “Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after any of adjustments for interest, taxes, depreciation and amortization), economic value-added (as determined by the Administrator), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(y) “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(z) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(aa) “Performance Share” means a right granted to a Participant pursuant to Article 7, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Administrator.

(bb) “Performance Stock Unit” means a right granted to a Participant pursuant to Article 7, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Administrator.

(cc) “Plan” means this The Sands Regent 2004 Equity Incentive Award Plan, as it may be amended and or restated from time to time.

(dd) “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(ee) “Restricted Stock” means Stock awarded to a Participant pursuant to Article 5 that is subject to certain restrictions and may be subject to risk of forfeiture.

(ff) “Restricted Stock Unit” means an Award granted pursuant to Section 7.5.

(gg) “Stock” means the common stock of the Company, par value $0.10 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 10.

(hh) “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 6 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

(ii) “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 7.

(jj) “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 2

SHARES

2.1 Number of Shares.

(a) Subject to adjustments pursuant to Article 10, the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be Five Hundred Thousand (500,000) shares.

(b) To the extent that an Award expires or terminates or is settled in cash, forfeited or cancelled for any reason prior to full issuance of the shares subject thereto, any shares of Stock remaining subject to the Award at such time shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by application of law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this plan.

2.2 Stock Distributed. Any stock distributed pursuant to an Award may consist, in whole or in part, of authorized, unissued Stock, treasury Stock or Stock purchased upon the open market.

2.3 Limitation on Number of Shares Subject to Awards. Subject to adjustments pursuant to Article 10, the maximum number of shares of Stock with respect to one or more awards that may be granted to any one Participant during a one-year period (measured from the date of any grant) shall be Two Hundred Thousand (200,000) shares.

ARTICLE 3

PARTICIPATION

Subject to the provisions of this Plan, the Administrator may, from time to time, select from among all Employees, Consultants and Independent Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan. All Awards shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions, not inconsistent with the terms of this Plan, as may be specified by the Administrator.

ARTICLE 4

STOCK OPTIONS

4.1 General. The Administrator is authorized to grant Options to Employees, Consultants and Independent Directors on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of Fair Market Value on the date of the grant.

(b) Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part, provided that the term of any Option granted under the Plan shall not exceed ten years. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. No portion of an Option which is unexercisable at termination of the Participant’s employment or service, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action following the grant of the Option. Unless otherwise provided in an Award Agreement or otherwise provided by the Administrator after the grant of an Option, an Option will lapse immediately if a Participant’s employment is terminated for Cause.

(c) Payment. The Administrator shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, (i) cash or check, (ii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iii) shares of Stock issuable upon Option exercise or held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and, in each case, with a Fair Market Value on the date of surrender equal to the Option exercise price, (iv) delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company, or (v) other property acceptable to the Administrator. The Administrator shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

4.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees. The terms of any Incentive Stock Options must comply with the following additional provisions of this Section 4.2.

(a) Exercise Price. The exercise price per share of Stock shall be set by the Administrator, provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of the grant.

(b) Limitation of Size. The aggregate Fair Market Value (determined as of the date of the grant of the Option) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of the grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of the grant.

(d) Transfer Restriction. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (1) two years from the date of grant of such Incentive Stock Option, or (2) one year after the transfer of such shares of Stock to the Participant.

(e) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(f) Right to Exercise. During the Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

4.3 Substitution of Stock Appreciation Rights. The committee may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, provided that such Stock Appreciation Right shall be exercisable for the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 5

RESTRICTED STOCK AWARDS

5.1 Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Employee, Consultant or Independent Director selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

5.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock, or the right to receive dividends on Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award, or thereafter.

5.3 Forfeiture. Except as otherwise determined by the Administrator at the time of the grant of the Award, or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided however, that the Administrator may provide in any Award Agreement that restrictions or forfeiture conditions related to the Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part restrictions or forfeiture conditions related to Restricted Stock.

5.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain possession of certificates until such time as all applicable restrictions lapse.

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Employee, Consultant or Independent Director selected by the Administrator. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose.

6.2 Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c) A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefore an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

6.3 Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term, shall be exercisable in such installments and shall cover such number of shares of Stock as the Administrator may determine. The exercise price per share of Stock subject to each ISAR shall be set by the Administrator; provided, however, that the committee, in its sole and absolute discretion, may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise.

(b) An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

6.4 Payment and Limitation on Exercise.

(a) Payment of the amounts determined under Sections 6.2(c) and 6.3(b) above shall be in cash, in Stock (based upon Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

(b) To the extent any payment under Section 6.2(c) or 6.3(b) is effected in Stock it shall be subject to satisfaction of all provisions of Article 4 above pertaining to Options.

ARTICLE 7

OTHER TYPES OF AWARDS

7.1 Performance Share Awards. Any Employee, Consultant or Independent Director selected by the Administrator may be granted one or more Performance Share awards which shall be denominated in numbers of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

7.2 Performance Stock Units. Any Employee, Consultant or Independent Director selected by the Administrator may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of Stock and which may be linked to any one or more of the Performance Criteria or other specific criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

7.3 Stock Payments. Any Employee, Consultant or Independent Director selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

7.4 Deferred Stock. Any Employee, Consultant or Independent Director selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator. The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the Performance Criteria or other specific criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator. Unless otherwise provided by the Administrator, a Participant awarded a Deferred Stock award shall have no rights as a Company stockholder with respect to such Deferred Stock, until such time as the Deferred Stock award has vested and the Stock underlying the Deferred Stock award has been issued.

7.5 Restricted Stock Units. Any Employee, Consultant or Independent Director selected by the Administrator may be granted one or more Restricted Stock Unit awards in such amounts and subject to such terms and conditions as the Administrator may determine. At the time of the grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of the grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid which shall be denominated in units of value including dollar value of Stock and which may be linked to any one or more of the Performance Criteria or other specific criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

7.6 Other Stock-Based Awards. Any Employee, Consultant or Independent Director selected by the Administrator may be granted one or more Awards that provide such individual with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

7.6 Terms and Conditions. The Administrator shall establish the purchase price, if any, of any Award granted under this Article 7 consistent with any applicable requirements of state law. An Award granted under this Article 7 shall only be exercisable or payable while the Participant is an Employee, Consultant or an Independent Director, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that any such Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise. Payments with respect to any Awards granted under this Article 7 shall be made in cash, in Stock or a combination of both, as determined by the Administrator.

ARTICLE 8

PERFORMANCE-BASED AWARDS

8.1 Purpose. The purpose of this Article 8 is to provide the Administrator the ability to qualify Awards (other than Options and SARs) and that are granted pursuant to Article 5 or 7 as Qualified Performance-Based Compensation. If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 8 shall control over any contrary provision contained in Article 5 or 7; provided, however, that the Administrator may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 8.

8.2 Applicability. This Article 8 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

8.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 5 and 7 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

8.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Administrator may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

8.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 9

PROVISIONS APPLICABLE TO AWARDS

9.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

9.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

9.3 Effect of Termination for Cause. Unless expressly provided otherwise in an Award Agreement or by the Administrator after the grant of an Award, a Participant’s Awards and all rights thereunder shall be forfeited immediately if a Participant’s employment is terminated for Cause.

9.4 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Administrator, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Administrator by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to member’s of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owner’s are member’s of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish. Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

9.5 Beneficiaries. Notwithstanding Section 9.4, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.

9.6 Stock Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of

Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded, The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

9.7 Modification of Awards. At any time after grant of an Award, the Administrator may, in its sole and absolute discretion and subject to whatever terms and conditions it selects:

(a) accelerate the period during which the Award vests or becomes exerciseable or payable; and

(b) accelerate the time when applicable restrictions or risk of forfeiture or repurchase lapses; and

(c) extend the period during which the Award may be exercised or paid; and extend the term of any Award (other than the maximum ten year term of Options).

ARTICLE 10

CHANGES IN CAPITAL STRUCTURE

10.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 2.1 and 2.3); (ii) the terms, and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto, including any Performance Criteria); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 10.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Administrator determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(1) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 10.1(b) the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(2) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(3) To make adjustments in the number and type of shares of common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(4) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(5) To provide that the Award cannot vest, be exercised or become payable after such event.

10.2 Outstanding Awards—Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

10.3 Outstanding Awards—Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 10, the Administrator may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Administrator may consider appropriate to prevent dilution or enlargement of rights.

10.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 11

ADMINISTRATION

11.1 Committee. The Plan shall be administered by the Compensation and Governance Committee of the Board; provided, however, that, with respect to Awards granted to Independent Directors, the Plan shall be administered by the Board. It is the intent of the Board that the Compensation and Governance Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. The Committee shall be subject to such restrictions and limitations as the Board may specify from time to time. The Board may remove the Compensation and Governance Committee as administrator of the Plan at any time and reassume all powers and authority previously delegated to such committee. Reference to the Committee shall refer to the Board if the Compensation and Governance Committee ceases to exist and the Board does not appoint a successor Committee.

11.2 Action by the Administrator. The Administrator shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Administrator. A majority of the members shall constitute a quorum. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan

11.3 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:

(a) Designate the Employees, Consultants and Independent Directors to receive Awards;

(b) Determine the type or types of Awards to be granted;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the ability to exercise an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines; provided, however, that the Administrator shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.4 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

11.5 Delegation of Authority. To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Employees and Consultants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Board or Committee appointing the same.

ARTICLE 12

EFFECTIVE AND EXPIRATION DATE

12.1 Effective Date. The Plan is effective as of August 23, 2004, the date the Plan was approved by the Company’s Board, subject to stockholder approval (the “Effective Date”).

12.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 13

AMENDMENT, MODIFICATION, AND TERMINATION

13.1 Amendment, Modification and Termination. At any time and from time to time, the Administrator may terminate, amend or modify the Plan; provided, however, that (i) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (ii) stockholder approval is required for any amendment to the Plan that (A) increases the number of shares available under the Plan (other than any adjustment as provided by Article 10), or (B) permits the Administrator to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 10, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

13.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 14

GENERAL PROVISIONS

14. 1 No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Participants, employees, and other persons uniformly.

14.2 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

14.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

14.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

14.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

14.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.7 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

14.8 Title’s and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.9 Fractional Shares. No fractional shares of Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

14.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange

Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

14.11 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.12 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Nevada.